August 26, 2009

PolyMet Mining Corp.
1003 - 1177 West Hastings Street
Vancouver, BC V6E 2K3

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

     We have acted as counsel to PolyMet Mining Corp., a British Columbia, Canada company (the "Company"), in connection with the registration statement on Form F-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with a proposed maximum aggregate offering price of up to $500,000,000.00: (a) common shares, without par value (the "Common Shares"); (b) debt securities which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), each of which may be issued in one or more series or may be convertible into Common Shares, and each of which may or may not be guaranteed by the Company’s U.S. subsidiary (the “U.S. Subsidiary”) pursuant to one or more guarantees (the "Guarantees"); (c) warrants to purchase the Common Shares or Debt Securities (the "Warrants"); and (d) units which may be comprised of a combination of the preceding securities (a) through (c) (the “Units”).

     Any Senior Debt Securities and any Guarantees of such Senior Debt Securities which may be issued will be issued pursuant to a Senior Indenture, to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the "Senior Indenture"). Any Subordinated Debt Securities and any Guarantees of such Subordinated Debt Securities which may be issued will be issued pursuant to a Subordinated Indenture to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). Any Warrants which may be issued will be issued pursuant to a Warrant Agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). The Common Shares, the Debt Securities, the Guarantees, the Warrants, and the Units are collectively referred to herein as the "Offered Securities."

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Company’s Notice of Articles as amended (the "Articles"), as in effect on the date hereof; (3) the Company’s Articles as amended (together with the Articles, the "Constating Documents"), as in effect on the date hereof; (4) a copy of the resolutions of the Company’s Board of Directors, relating to the issuance and sale of the Offered Securities and other matters; (5) the form of Senior Indenture; and (6) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the U.S. Subsidiary and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, the U.S. Subsidiary, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have also assumed that the Indentures and the Warrant Agreement will be executed and delivered in substantially the forms reviewed by us and constitute, under the laws of New York State, a legal, valid and binding obligation of the parties thereto, enforceable against them in accordance with their respective terms. Additionally, we have assumed that the choice of New York law that will govern each of the Indentures and the Warrant Agreement will be a valid and binding provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that, (1) at the time of issuance of any Offered Securities, the Constating Documents, and the Applicable Laws (defined below) shall not have been amended so as to affect the validity of such issuance, (2) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act, an appropriate amended prospectus or prospectus supplement with respect to the applicable Offered Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the Offered Securities are in accordance with the terms of their governing instruments; and (4) if the Offered Securities are to be sold pursuant to an underwritten offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto, and is a valid and binding obligation of the parties thereto.

     Wherever this opinion is qualified by the phrase "of which we are aware" with respect to the existence or absence of facts, it is intended to indicate that during the course of our representation of the Company, and during the course of our examination referred to above, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     In giving the opinions expressed below, we have also assumed that any document to which any party other than the Company is a party has been duly authorized, executed and delivered by such party, that such party had the capacity to do so, that such party is duly organized, in existence and in good standing and that such document will be the valid and binding obligations of such party; enforceable against such party in accordance with its terms.

     Our opinion set forth below is limited to the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein (the “Applicable Law”). Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under Applicable Law. We do not express any opinion with respect to the laws of any other jurisdiction and the opinion expressed by us is qualified to the extent that any law, other than the Applicable Law, may be relevant to the opinion expressed by us, upon which we express no opinion. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Applicable Laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

   Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth:

1.      With respect to any Common Shares which may be offered pursuant to the Registration Statement (the "Offered Common Shares"), when (a) the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the Business Corporations Act (British Columbia) (“BCBCA”) (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), which is at least equal to the issue price of the Offered Common Shares, has been received by the Company; and (c) if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares will be validly issued, fully paid, and nonassessable.

2.      With respect to any Debt Securities which may be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (a) the terms, issuance, and sale of, and performance under the Offered Debt Securities and the applicable Indenture have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of British Columbia, Canada having jurisdiction over the Company or any of its subsidiaries; (b) the full purchase price of the Debt Securities have been paid; (c) the Offered Debt Securities have been duly executed, countersigned, authenticated, issued, and delivered in accordance with the applicable Indenture to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, (d) any applicable Indenture relating to any Offered Debt Securities has been duly authorized, executed, and delivered by all parties thereto, and (e) any applicable supplemental indenture relating to such Offered Debt Securities has been duly authorized, executed, and delivered by all parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company; enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense that may be contained in the Indentures which may be unenforceable.

3.      With respect to any Guarantees of any Offered Debt Securities which may be issued by the U.S. Subsidiary pursuant to the Registration Statement (the "Offered Guarantees"), when (a) the terms, issuance, and sale of, and performance under the Offered Guarantees have been duly authorized by all necessary corporate action and do not violate any applicable law, the Indenture, or result in a default under or breach of any agreement or instrument binding upon any U.S. Subsidiary and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the U.S. Subsidiary; (b) adequate consideration for the Offered Guarantees has been received by the U.S. Subsidiary; (c) the Offered Guarantees have been duly executed, countersigned, issued, and delivered in accordance with the applicable Indenture to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (d) the Indenture relating to the Offered Guarantees has been duly authorized, executed, and delivered in accordance with the applicable Indenture; (e) any applicable supplemental indenture relating to the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed, and delivered to the applicable parties; and (f) the U.S. Subsidiary is not insolvent at the time of issuance and delivery of the Offered Guarantees, or is not rendered insolvent as a result of issuing such Offered Guarantees, each Offered Guarantee will be valid and binding obligations of the U.S. Subsidiary, enforceable against such U.S. Subsidiary in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense contained in the Indentures which may be unenforceable.

4.      With respect to any Warrants which may be offered pursuant to the Registration Statement (the "Offered Warrants"), when (a) the terms, issuance, and sale of, and performance under the Offered Warrants, the underlying Offered Securities, and the Warrant Agreement have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares or Debt Securities to be issued pursuant to the Offered Warrants, in conformity with the Constating Documents (as then in effect), and BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), for the Offered Warrants has been received by the Company; (c) the Offered Warrants have been duly executed, countersigned, issued, and delivered in accordance with the applicable Warrant Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (d) the Warrant Agreement relating to the Offered Warrants and the underlying Offered Securities have been duly authorized, executed, and delivered and the Warrant Agreement has been duly authorized by the Company’s board of directors (or a duly authorized committee thereto), the Offered Warrants will be validly issued, fully paid and nonassessable, and the Warrant Agreement will be valid and binding obligations of the Company; enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense that may be contained in the Indentures which may be unenforceable.

5.      With respect to any Units which may be offered pursuant to the Registration Statement (the "Offered Units"), when (a) the terms, issuance and sale of, and performance under the Offered Units, the Offered Securities underlying the Offered Units, and the Unit Agreement have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares, or Debt Securities to be issued pursuant to the Offered Units, in conformity with the Constating Documents (as then in effect), and the BCCBA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), for the Offered Units has been received by the Company; (c) the Offered Units have been duly executed, countersigned, issued, and delivered in accordance with the applicable Unit Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (d) the Unit Agreement relating to the Offered Units and the underlying Offered Securities have been duly authorized, executed, and delivered and the Unit Agreement has been duly authorized by the Company’s board of directors of the Company (or a duly authorized committee thereto), the Offered Units will be validly issued fully paid and nonassessable and the Unit Agreement will be valid and binding obligations of the Company; enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense that may be contained in the Indentures which may be unenforceable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Very truly yours,

“Farris, Vaughan, Wills & Murphy LLP”